UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreements

On March 10, 2015, NBT Bancorp Inc. (the “Company”) entered into a new employment agreement with each of Martin A. Dietrich, President and Chief Executive Officer of the Company and NBT Bank, N.A. (the “Bank”), Michael J. Chewens, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank; David E. Raven, Executive Vice President of the Company and President of Retail Banking and President of Pennsylvania of the Bank; Jeffrey M. Levy, Executive Vice President of the Company and President of Commercial Banking of the Bank; and Timothy L. Brenner, Executive Vice President of the Company and President of Wealth Management of the Bank (each, a “New Employment Agreement”).  Each New Employment Agreement (i) secures the continued employment of the respective executive, (ii) consolidates into one agreement, and supersedes, the terms and conditions of the employment  agreements and change in control agreements previously entered into between the Company and each executive, and (iii) makes certain amendments, including, among other things:

•	Increasing the severance payment formula for terminations of employment “without cause” or for “good reason” (as such terms are defined in the New Employment Agreement) to three times annual base salary, for each of Messrs. Chewens, Raven, and Levy, and to two times annual base salary, for Mr. Brenner;
•	Eliminating the executive’s ability to terminate employment without “good reason” in connection with a “change in control” (as such terms are defined in the New Employment Agreement) and still receive certain severance payments and benefits; and
•	Revising the severance payment formula for terminations of employment “without cause” or for “good reason” in connection with a “change in control” (as such terms are defined in the New Employment Agreement) to be based on the executive’s average bonus payments earned for the 3 previous calendar years, not the maximum bonus that could have been paid during such time.

The New Employment Agreement will terminate upon the earlier occurrence of the executive’s death, “disability,” discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the New Employment Agreement), or March 10, 2018.  On March 10, 2016 and each March 10th thereafter, the term of the New Employment Agreement will automatically extend for one additional year (to a total of 3 years) unless either the Company or the executive provides timely, prior notice of non-renewal.

In addition to an annual base salary, the New Employment Agreement provides that each executive will be eligible to be considered for a performance bonus commensurate with each executive’s title and salary grade in accordance with the compensation policies of the Company and provides for the ability to participate in stock benefit plans, employee benefit plans, and other fringe benefits applicable to executive personnel, including, without limitation, use of a Company car and, for each executive other than Mr. Dietrich, reimbursement of certain country club dues.  Mr. Brenner is also eligible to receive an annual contribution to his deferred compensation account between 0% and 10% of his annual base salary.

Upon any termination of employment, Messrs. Dietrich, Chewens, Raven, Levy, and Brenner are each entitled to receive accrued but unpaid salary, accrued rights under the Company’s employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued but unused annual vacation.  If the executive’s employment is terminated by the Company “without cause” or by the executive for “good reason” (as each term is defined in the New Employment Agreement), then, upon timely execution and non-revocation of a separation agreement and release, the executive will be entitled to receive a lump sum payment equal to the executive’s annual base salary for a period of (i) three years following the termination date for Messrs. Dietrich, Chewens, Raven, and Levy or (ii) two years following the termination date for Mr. Brenner.

If the executive’s employment is terminated by the Company “without cause” or by the executive for “good reason” within 24 months of a “change in control” (as each term is defined in the New Employment Agreement), then, upon timely execution and non-revocation of a separation agreement and release, the executive will be entitled to receive (i) a payment equal to 2.99 (or, for Mr. Brenner, 2.00) times the sum of (A) the executive’s annual base salary and (B) the executive’s average bonus earned for the previous three calendar years, to be paid in three equal annual installments; (ii) benefit continuation (or payment in lieu thereof) for three years (or, for Mr. Brenner, 2 years); and (ii) full vesting of the executive’s benefit under any retirement or, for Messrs. Dietrich, Chewens, Raven, and Levy, supplemental retirement plans and agreements.

If payments to the executive under the New Employment Agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced so that the payments will not be subject to such excise tax; but, if the executive would receive at least $50,000 more on a net after-tax basis if the payments were not reduced, the payments will not be reduced, and the executive will be responsible for payment of the excise tax.

Pursuant to the New Employment Agreement, each executive has also agreed (i) during the term of employment and thereafter, the executive will not disclose confidential information about the Company or its subsidiaries to any other person or entity and (ii) that for one year following the termination of his employment, he will not (A) become an officer, employee, consultant, director, or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, where such position entails providing services to such company in any city, town, or county where the Company or its affiliates has an office or where the executive’s position or service for such company is competitive with or similar to the executive’s position or service with the Company or its affiliates, (B) induce or solicit the Company’s and its affiliates’ customers, suppliers, or agents to terminate or curtail such relationship, (C) induce or solicit the Company’s and its affiliates’ customers or suppliers to purchase goods or services from the executive, or (D) recruit the Company’s and its affiliates’ employees.  The New Employment Agreement also includes clawback and post-termination of employment cooperation provisions.

The foregoing summary of the New Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreement of each of Messrs. Dietrich, Chewens, Raven, Levy, and Brenner, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated herein by reference.

Amendment of Supplemental Executive Retirement Plan Agreements

The Company previously established The NBT Bancorp Inc. Supplemental Executive Retirement Plan for the benefit of eligible employees of the Company, its subsidiaries, and affiliated employers, and entered into Supplemental Retirement Agreements with certain of its executive officers.

On March 10, 2015, the Company amended the Supplemental Executive Retirement Agreements of Messrs. Chewens, Raven, and Levy, effective December 31, 2014, to (i) eliminate the floor ensuring the executives receive a Supplemental Retirement Benefit of at least 50% of their final average compensation under their Supplemental Executive Retirement Agreements and (ii) provide a Supplemental Retirement Benefit to Messrs. Chewens, Raven, and Levy of a fixed amount of $83,344, $288,201, and $691,689, respectively (which reflects the Supplemental Retirement Benefit previously accrued under their individual agreements before the elimination of the 50% floor), to be paid in the form of five (5) equal annual installments upon the payment events specified in their individual Supplemental Executive Retirement Agreements.

The foregoing summary of the Amendments to the Supplemental Executive Retirement Agreements does not purport to be complete and is qualified in its entirety by reference to the Amendments to the Supplemental Executive Retirement Agreements of Messrs. Chewens, Raven, and Levy, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.6, 10.7, and 10.8, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Martin A. Dietrich
10.2	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Michael J. Chewens
10.3	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and David E. Raven
10.4	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Jeffrey M. Levy
10.5	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Timothy L. Brenner
10.6	Amendment to the Supplemental Executive Retirement Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Michael J. Chewens
10.7	Amendment to the Supplemental Executive Retirement Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and David E. Raven
10.8	Amendment to the Supplemental Executive Retirement Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Jeffrey M. Levy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: March 16 , 2015	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Martin A. Dietrich
10.2	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Michael J. Chewens
10.3	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and David E. Raven
10.4	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Jeffrey M. Levy
10.5	Employment Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Timothy L. Brenner
10.6	Amendment to the Supplemental Executive Retirement Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Michael J. Chewens
10.7	Amendment to the Supplemental Executive Retirement Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and David E. Raven
10.8	Amendment to the Supplemental Executive Retirement Agreement, dated March 10, 2015, by and between NBT Bancorp Inc. and Jeffrey M. Levy